Exhibit 23



             Consent of Independent Certified Public Accountants

 We have issued our report dated August 17, 2001, except for Note D as to which the date is September 26, 2001, accompanying the consolidated financial statements included in the Annual Report of uniView Technologies Corporation on Form 10-K for the year ended June 30, 2001. We hereby consent to the incorporation by reference of said report in the following Registration Statements of uniView Technologies Corporation:

 Form S-3 (File No. 333-62680 effective July 13, 2001);
 Form S-3 (File No. 333-47692 effective October 25, 2000); Form S-8 (File No. 333-39358 effective June 15, 2000);
 Form S-3 (File No. 333-37474 effective June 1, 2000);
 Form S-3 (File No. 333-31952 effective March 21, 2000); Form S-3 (File No. 333-81693 effective July 8, 1999);
 Form S-3 (File No. 333-68985 effective December 22, 1998); Form S-3 (File No. 333-59401 effective September 2, 1998); Form S-3 (File No. 333-52515 effective May 29, 1998);
 Form S-3 (File No. 333-41061 effective February 19, 1998); Form S-3 (File No. 333-33835 effective October 8, 1997); Form S-2 (File No. 333-06447 effective September 30, 1996); Form S-3 (File No. 33-95516 effective April 5, 1996).


 /s/  Grant Thornton LLP


 Grant Thornton LLP

 Dallas, Texas
 July 11, 2002